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                                                                   Exhibit 10.17

                           JOINT VENTURE AGREEMENT FOR
                          OSBORNE MANUFACTURING, INC.,
                              AN OHIO JOINT VENTURE

THIS JOINT VENTURE AGREEMENT (herein after referred to as the "Agreement" ) is entered into this 6th day of July, 1999, by and among Unitrend, Inc., a Nevada corporation, and Jon R. Osborne, an individual residing in the State of Ohio, (herein after collectively referred to as the "Joint Venturers" or "Venturers") for the purpose of: producing assemblies on an Original Equipment Manufacturer ("OEM") and tier one contractual basis for outside customers.

W I T N E S S E T H:

WHEREAS, the parties are desirous of forming a joint venture (the "Venture"), under the laws of the State of Ohio by execution of this Agreement for the purposes set forth herein and are desirous of fixing and defining between themselves their respective responsibilities, interests, and liabilities in connection with the performance of the before mentioned project; and

NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained, the Parties herein agree to constitute themselves as joint venturers for the purposes before mentioned, and intending to be legally bound hereby, the parties hereto, after first being duly sworn, do covenant, agree and certify as follows:

ARTICLE I. DEFINITIONS

1.1. "Affiliate" shall refer to (i) any person directly or indirectly controlling, controlled by or under common control with another person,
       (ii) any person owning or controlling 10% or more of the outstanding voting securities of such other person, (iii) any officer, director or other partner of such person and (iv) if such other person is an officer, director, joint venturer or partner, any business or entity for which such person acts in any such capacity.

1.2. "Venturers" shall refer to Unitrend, Inc., and Jon R. Osborne, and any successor(s) as may be designated and admitted to the Venture.

1.3. "Internal Revenue Code", "Code" or "I.R.C." shall refer to the current and applicable Internal Revenue Code.

1.4. "Net Profits and Net Losses" means the taxable income and loss of the Venture, determined by the Venture's fiscal year.

1.5. The "book" value of an asset shall be substituted for its adjusted tax basis if the two differ, but otherwise Net Profits and Net Losses shall be determined in accordance with federal income tax principles.
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1.6.   "Project" shall refer to those certain manufacturing and light assembly operations wherein the Venture produces assemblies on an Original Equipment Manufacturer (OEM) and tier one contractual basis for outside customers.

1.7. "Treasury Regulations" shall refer to those regulations promulgated by the Department of the Treasury with respect to certain provision of the Internal Revenue Code.

1.8.   "Percentage of Participation" shall refer to that figure set forth in
       Article V at Section 5.1.

1.9. "Date of Production" shall refer to the date that the Venture enters into the regular manufacture/assembly of finished product for Unitrend, Inc., as to be determined by the Venture's Board.

ARTICLE II. FORMATION, NAME, AND PRINCIPLE PLACE OF BUSINESS

2.1.   FORMATION

        (a) The Venturers do hereby form a joint venture pursuant to the laws of the State of Ohio in order for the Venture to carry on the purposes for which provision is made herein.

        (b) The Venturers shall execute such certificates as may be required by the laws of the State of Ohio or of any other state in order for the Venture to operate its business and shall do all other acts and things requisite for the continuation of the Venture as a joint venture pursuant to applicable law.

2.2.   NAME. The Name and style under which the Venture shall be conducted is:
       "Osborne Manufacturing, Inc."

2.3. PRINCIPAL PLACE OF BUSINESS. The Venture shall maintain its principal place of business at: 9306 CR 14, Wauseon, Ohio 43567. The Venture may re-locate its office from time to time or have additional offices as the Venturers may determine.

ARTICLE III. PURPOSE OF THE JOINT VENTURE

The business of the Venture shall be to produce assemblies on an Original Equipment Manufacturer ("OEM") and tier one contractual basis for outside customers, with a primary emphasis of the project to provide finished product for Unitrend, Inc., in accordance with the contract documents for the Project and all such other business incidental to the general purposes herein set forth.
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ARTICLE IV. TERM

4.1. TERMINATING EVENTS. The term of the Venture shall commence as of the date hereof and shall be terminated and dissolved upon the earliest to occur of: (i) completion of the Project and receipt of all sums due the Venture by the entities for whom the Venture has performed services, and payment of all laborers and materialmen employed by the Venture in connection with the Project; (ii) the unanimous agreement of the Venturers; (iii) the order of a court of competent jurisdiction; or (iv) the insolvency or bankruptcy of any party(ies), as specified below.

4.2. INSOLVENCY OR BANKRUPTCY OF PARTY. If, during the term of this agreement, a party to the Venture should become insolvent or bankrupt, the remaining party(ies) shall have the option to mutually agree to continue the Venture, excluding the insolvent or bankrupt party, on payment to that party or to a person or persons, as a court of competent jurisdiction shall direct, the then-current fair market value of the shares held by the insolvent or bankrupt holds in the Venture, together with the contribution the insolvent or bankrupt has supplied to the capital assets of the Venture, less accrued expenses and the further payment of any accrued profits attributable to that contribution (if the parties cannot agree upon such fair market value and/or contribution amount, either party may elect to have such determination made pursuant to the dispute resolution procedures set forth in Article X below). If the remaining parties do not mutually agree to continue the Venture, it shall be dissolved and wound up in accordance with the applicable provisions of Ohio law.


ARTICLE V. PERCENTAGE OF PARTICIPATION

5.1. Except as otherwise provided in Articles VI and IX hereof, the interest of the Parties in any gross profits and their respective shares in any losses and/or liabilities that may result from the operations of the Project, and their interests in all property and equipment acquired and all money received in connection with the performance of the Project shall vary according to the time periods designated below:

        TIME PERIOD                                  PARTY            PERCENTAGE
        ------------------------------------------------------------------------
        From formation throughout the first year     Unitrend, Inc.   60
                  from Date of Production            Jon R. Osborne   40
                  --------------------------------------------------------------
        Throughout the second year from Date of      Unitrend, Inc.   51
                  Production                         Jon R. Osborne   49
                  --------------------------------------------------------------
        Throughout the remaining years of the        Unitrend, Inc.   40
                  life of the Venture                Jon R. Osborne   60

5.2. The Parties agree that in the event any losses arises out of or result from the performance of the Project, each Venturer shall assume and pay the share of the losses that is equal to their then-effective Percentage of Participation.
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5.3.   If for any reason, a Venturer sustains any liabilities or is required to pay any losses arising out of or directly connected with the operations of the Project, or the execution of any surety bonds or indemnity agreements in connection therewith, which are in excess of its Percentage of Participation in the Venture, the other Venturer shall promptly reimburse such Venturer this excess, so that each and every member of the Venturer will then have paid its proportionate share of such losses to the full extent of its Percentage of Participation.

5.4. The Venturers agree to indemnify each other and to hold the other harmless from, any and all losses of the Venture that are in excess of such other Venturer's Percentage of Participation. Provided that the provisions of this subsection shall be limited to losses that are directly connected with or arise out of the operations and performance of the Project and/or the execution of any bonds or indemnity agreements in connection therewith and shall not be relate to or include any incidental, indirect or consequential losses that may be sustained or suffered by a Party.

5.5. The Parties shall from time to time execute documents that may be necessary in connection with the operations and performance of the Project. Provided however, that the liability of each of the Parties under any agreements to indemnify a surety company or surety companies shall be limited to the percentage of the total liability assumed by all the Parties under such indemnity agreements that is equal to the Party's Percentage of Participation.

5.6.   INITIAL CONTRIBUTION OF THE VENTURE.

       (a) The Venturers shall contribute the Property to the Venture and their Capital Account shall each be credited with the appropriate value of such contribution in accordance with their Venture interests.

       (b) Except as otherwise required by law or this Agreement, the Venturers shall not be required to make any further capital contributions to the Venture.

5.7. VENTURE INTERESTS. Upon execution of this Agreement, the Venturers shall each own a corresponding percentage in the Venture as designated by their respective Percentage of Participation, described in Section 5.1, above.

5.8.   RETURN OF CAPITAL CONTRIBUTIONS.

       (a) No Venturer shall have the right to withdraw his capital contributions or demand or receive the return of his capital contributions or any part thereof, except as otherwise provided in this Agreement.

       (b) The Venturers shall not be personally liable for the return of capital contributions or any part thereof, except as otherwise provided in this Agreement.
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       (c)   The Venture shall not pay interest on capital contributions of any
             Venturer.

5.9. ALLOCATIONS OF NET PROFITS AND LOSSES. Subject to the provisions of this Article, the Net Profits and losses of the Venture (including any net "book" gains of the Venture resulting from a Capital Event) shall be allocated to the Venturers in the following priority:

       (a)   NET PROFITS:

             (1) First, to those Venturers with negative Capital Accounts, between them in proportion to the ratio of their negative Capital Account balances, until no Venturer has a negative Capital Account.

             (2) Thereafter, to the Venturers, pro-rata, based on their respective Venture interests as set forth in Section 5.2 hereof.

       (b)   NET LOSSES:

             (1) Subject to the provisions of this Article VI, Net Losses of the Venture (including any net "book" loss of the Venture resulting from a Capital Event) shall be allocated to the Venturers, pro rata, based upon their respective Venture interests as set forth herein.

             (2) For purposes of this, Capital Accounts shall be adjusted hypothetically as provided for in Sections
                  1.704-1(b)(2)(ii)(d) and 1.704- 1(b)(4)(iv)(f) of the Treasury
                  Regulations. These adjustments shall include the qualified income offset as set forth in this Agreement.

       (c) DISTRIBUTIONS. Distributable Cash of the Venture shall be distributed to the Venturers, pro rata, based on their respective Venture interests as set forth herein.

ARTICLE VI. MANAGEMENT AND GOVERNANCE

6.1. The business of the Venture shall be conducted in accordance with the policies, decisions, guidelines and budgets made or approved by the Venture's Board of Directors ("Board"), subject to the terms of this agreement.
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6.2.   The Board shall be composed of five (5) Directors. Except as provided in
       Articles VI and IX, each Party shall have a voice on the Board equal to its Percentage of Participation. For such purpose each Party is assigned the following number of votes during the time periods indicated below:

        TIME PERIOD                                  PARTY                 VOTES
        ------------------------------------------------------------------------
        From formation throughout the first year     Unitrend, Inc.        3
                  from Date of Production            Jon R. Osborne        2
                  --------------------------------------------------------------
        Throughout the second year from Date of      Unitrend, Inc.        3
                  Production                         Jon R. Osborne        2
                  --------------------------------------------------------------
        Throughout the remaining years of the        Unitrend, Inc.        2
                  life of the Venture                Jon R. Osborne        3

6.3. Each Venturer shall provide a written list of representatives who shall be entitled to vote on behalf of the Venturer at the Board meetings of the Venture. Each Venturer may, at any time, remove or replace any of the directors designated by the Venturer by giving written notice of the replacement to the other Venturer. The Venturers shall each vote their shares or otherwise cause the removal and replacement of a director designated by the other Venturer as requested by the Venturer. Each Venturer's Director or alternative representative on the Board is hereby granted and shall hereafter possess authority to act for such Venturer on all matters of interest to it with respect to its participation in the Venture.

6.4. On each matter put to a vote of the Board, each Director present in person or by proxy at the meeting shall be entitled to cast a vote. The Board shall determine the policy for the management of the Venture by majority vote and, as used in this Agreement, a "majority vote" is defined to be any figure greater than one-half of the authorized votes. Any matter put to a vote shall be deemed adopted by the Board upon receiving the affirmative vote of three (3) Directors.

6.5.   The Board shall have the following powers:

       (a) To determine the time and place of holding its meetings and the procedures for conducting Board affairs.

       (b) To determine and act upon the various matters, expressly or impliedly contained in other section of this Agreement, which require decision by the Board.

       (c) To determine and act upon any other matters of joint interest to, or requiring prompt action by the Venture.

       (d) To approve of the Venture's Annual Business Plan, Annual Budget, Annual Revised Budget, and to review and approve of the contracts the Venture has entered into or proposals to contract.
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       (e)   To determine insurance reserves and reserves for other potential liabilities that may result from or arise out of the projects of the Venture.

       (f) To consider all claims and disputes of any kind between the Venture and subcontractors and/or third Parties and to authorize negotiation, arbitration, litigation, and/or any other process for their resolution and to authorize the settlement thereof.

       (g) To consider and approve and/or remove the President and all other officers and key management of the Venture, provided however, that the removal of the President of the Venture may only proceed upon written documentation showing that the President's removal is justified for cause.

       (h) To review and establish on a quarterly basis current and projected margins the Venture is receiving or expects to receive from the transfer of assemblies or finished products to Unitrend, Inc. and/or any outside customers pursuant to the activities of the Venture as defined by Article III.

6.6. Notwithstanding any other provisions to the contrary herein, insurance coverages and limits and warranty coverages, expenses and limits shall be subject to approval of the Board. Unless specified otherwise by the Board in writing, the Venture shall, at a minimum, insure against the loss or damage of any inventory stored on the premises of the Venture. Losses, damages and/or liabilities arising from assemblies or finished products that have left the custody of the Venture shall be borne by that entity which has requested the Venture to manufacture or produce such assemblies or finished products.

6.7. The Board shall generally perform its duties at meetings held at least on a quarterly basis, at which all designated representatives of the Venturers are present, but where circumstances warrant, telephone communication between all party representatives or their alternatives is authorized; participation by such means shall constitute presence at such meeting. Any Director may call a meeting of the Board by giving all other Directors notice thereof at least ten (10) business days in advance of the meeting or such shorter notice as agreed upon in writing by all Directors. There shall be a quorum if at least one (1) director designated by each Venturer is in attendance. Minutes shall be kept of each Board meeting and provided to all Directors.

6.8. Except as otherwise provided in the Additional Provisions herein, the salaries and expenses of each of the representatives on the Board shall be borne by the Party whom the representative has been designated to represent and shall not be an expense to the Venture.

6.9. Each Director shall hold office for a term expiring on his or her death, resignation or removal from office or upon the expiration of such shorter term as may be required under applicable laws.
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ARTICLE VII. ASSIGNMENT

Neither Venturer shall assign its interests or rights under this Agreement, by operation of law or otherwise, without the prior written consent of the other Venturer; provided, however, without relinquishment of its liability under this Agreement, either Venturer may assign this Agreement to an affiliate who agrees in writing to assume all of that Party's rights and obligations under this Agreement. Subject to the foregoing restriction on assignment, this Agreement shall be fully binding upon, inure to the benefit of and be enforceable by each Party and its permitted successors and assigns.

ARTICLE VIII. JOINT VENTURE BANK ACCOUNTS

8.1. All Working Capital or other funds received by the Venture in connection with the performance of the project shall be deposited in a Checking Account, set up especially for the Venture. Said accounts shall be kept separate and apart from any other accounts of the Venturers.

8.2. Withdrawal of funds from the Venture's Joint Checking Account may be made in such amount and by such persons as authorized by the Board.

ARTICLE IX. ACCOUNTING AND AUDITING

9.1. Separate books of accounts shall be kept by the Administrative Managing Partner of the transactions of the Venture. Any Venturer may inspect such books upon reasonable notice and at any reasonable time.

9.2. Periodic audits may be made upon said books at such time as authorized by the Board by persons designated by the same and copies of said audit shall be furnished to all Venturers.

9.3. Upon completion of the Project, a final audit shall be made and copies of such audit shall be furnished to each of the parties.

9.4. It is understood and agreed that the method of accounting used by the Administrative Managing Partner and for state and federal income tax purposes shall be the cash based method and that the accounting year shall be the calendar year.

9.5. Services rendered on behalf of the Venture which are supplied by the Venturers or their agents shall be back-charged to the Venture at cost.
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ARTICLE X. RESOLUTION OF DISPUTES

All disputes arising out of, or which are not specifically controlled by, the terms of this Agreement, and which are not resolved by the good faith negotiations between the Venturers, shall be settled by arbitration under the rules of the American Arbitration Association. In so agreeing the parties expressly waive their right, if any, to a trial by jury of these claims and further agree that the award of the arbitrator shall be final and binding upon them as though rendered by a court of law and enforceable in any court having jurisdiction over the same.

ARTICLE XI. OTHER PROVISIONS

11.1. This agreement constitutes the entire agreement of the parties and may not be altered, unless the same is agreed upon in writing signed and acknowledged by the parties.

11.2.  This agreement shall be governed by the laws of the state of Ohio.

11.3. Neither Venturer will represent or hold itself out as an employee, agent, or franchisee of the other Venturer. Neither Venturer will be entitled to and will not attempt to create or assume any obligation, express or implied, on behalf of the other Venturer. This Agreement will not be interpreted or construed as creating or evidencing any association or partnership among the Venturers or as imposing any partnership or franchiser obligation or liability on either Venturer.

So agreed and executed this 6th day of July, 1999.



UNITREND, INC., Joint Venturer


By:  /s/ Conrad A.H. Jelinger                   /s/ Jon R. Osborne
   -------------------------------              --------------------------------
Title: President                                JON R. OSBORNE, Joint Venturer